UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On March 3, 2005, the Registrant announced that it has retained the services of Bold Ventures Group ("BVG") and its CEO, Victoria Duff.  BVG will assist the Registrant with operational logistics and Ms. Duff will be appointed the position of Chief Operating Officer for the Registrant.

Ms. Duff is the founder and CEO of the California-based business consulting firm, BVG. BVG specializes in new venture planning public and private companies under $500-million.  In addition to her business consulting and financial experience, she has established herself as an active leader in the Internet industry where she has served in leadership roles with various industry trade organizations.

Ms. Duff's duties as COO of the Registrant will include a combination of internal and external operations.  She will oversee client-related activities, such as the filing of SB-2 registration statements for the Registrant's clients.  She will also work to manage some aspects of the Registrant's securities, financing, accounting and collections procedures, its joint ventures and acquisition strategies as well as assist in the marketing of the Registrant.

A copy of the press release announcing the Registrant's appointment of a principal officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

March 3, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer